SCHEDULE 14A
				(Rule 14a-101)
		    INFORMATION REQUIRED IN PROXY STATEMENT
			   SCHEDULE 14A INFORMATION

		   Proxy Statement Pursuant to Section 14(a)
		    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
	 14a-6(e)(2)
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
	 240.14a-12


			  RJR Nabisco Holdings Corp.

	       (Name of Registrant as Specified In Its Charter)

			  RJR Nabisco Holdings Corp.

		  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
	 or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
	 0-11.

	 (1)   Title of each class of securities to which transaction applies:


	 (2)   Aggregate number of securities to which transaction applies:


	 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


	 (4)   Proposed maximum aggregate value of transaction:


	 (5)   Total fee paid:


[x]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	 (1)   Amount Previously Paid:


	 (2)   Form, Schedule or Registration Statement No.:


	 (3)   Filing Party:


	 (4)   Date Filed:


			      [RJR Nabisco logo]
RJR Nabisco Logo

						   News Release

	 Contact:    Carol Makovich
		     (212) 258-5785


			    RJR NABISCO COMMENT ON
			     CONSENT SOLICITATION


	 NEW YORK, NEW YORK -- February 20, 1996 -- RJR Nabisco Holdings Corp. (NYSE:RN) said today, that pursuant to the procedures set forth in its by-laws, an independent inspector of elections will review Brooke Group's assertion that it received consents from shareholders representing a majority of the company's voting stock on the spin-off and by-law proposals. The results of that review will be announced promptly upon completion, which may take up to three weeks.

	       In addition, the company released the following statement from Steven F. Goldstone, president and chief executive officer, regarding the results of the consent solicitation:

		     "Whatever the final vote tally, what's clear to us is
	       that our shareholders have reiterated their support for what we are already committed to: a spin-off of Nabisco. It's a message we take seriously. We are committed to achieving a spin-off as soon as we think we can be successful and we are working towards that goal. In the meantime, our management and board of directors will seek to strengthen the company's fundamentals and continue to explore other ways to make use of RJR Nabisco's earnings and cash flows to reward our shareholders.

		     "The vote does not change the board's fiduciary
	       obligation to protect all shareholders' interests. In our view, effecting an immediate spin-off is inconsistent with that obligation.

		     "It's also important to keep in mind that an affirmative
	       vote on a non-binding referendum does not mean our shareholders want to be bound to Bennett LeBow.

		     "As for the by-law vote, many of our institutional
	       shareholders have established voting policies regarding corporate governance issues and we certainly understand their reasons for supporting the by-law proposal. We are confident that these same shareholders will not allow LeBow or another minority group to use this by-law to take advantage of the company or its shareholders."

				     # # #